Exhibit 99.1

GTX Corp Completes Institutional Financing

Financing Positions Company for Growth in a Broad Range of Applications and Vertical Markets

Los Angeles, Calif. – September 25, 2013 – GTX Corp (OTCQB: GTXO), a leading provider of personal location technology and wearable technologies, is pleased to announce the completion of several corporate transactions:

•	Secured $425k in growth financing from an institutional investor
•	Refinanced existing convertible debenture
•	Converted certain accrued employee compensation into equity
•	Engaged Core Strategic Services to augment current team

“We are thrilled to announce this milestone event for all the constituents of GTX, employees, partners and shareholders alike,” commented Patrick Bertagna, CEO of GTX Corp. “GTX is at a true turning point in its evolution as we move into potential high volume deployments for our technology. As a pioneer in this industry, we have spent significant time and resources on our IP, the development of our technologies and establishing business models relevant to our customers. This financing provides us with the critical resources we need to execute upon several in process application development engagements for our technologies. With the market for wearable GPS tracking technologies across multiple sectors exploding, this infusion of resources comes at the perfect time and allows us to focus solely on execution. To bolster our team resources, we have engaged Core Strategic Services to assist in certain technical, execution and corporate initiatives key to our strategic plan and growth over the next 12 months.”

Core Strategic Services (“CSS”) is a multi-faceted consultancy providing a range of business development, project management, execution services, technical development and corporate planning, and was formed by principals of Core Equity Group LLC. Jeff Hickman, Managing Partner of Core Strategic Services, commented, “GTX is at a unique position in its development in that its core technologies and IP are ready for broad scale deployment. Matching the market’s demand for personal and property tracking solutions with GTX’s decade-long development of technology and IP in the space, GTX has positioned itself in the right place at the right time. We are excited to roll up our sleeves and get to work alongside their team to accelerate the development of the business as it deploys into multi vertical markets in the wearable technologies industry.”

Mr. Bertagna commented further, “Our commitment to leveraging our first of its kind 2-way GPS technology into relevant end applications across multiple channels has never been stronger. This infusion of capital along with the recently announced strategic partnerships, engagement with Core Strategic and renewed commitment from our internal team as evidenced by their conversion of accrued compensation into equity, has positioned GTX to continue to lead the market for wearable GPS technologies in broad range of applications.”

About GTX Corp (GTXO) –

A pioneer in wearable technology and a leader in 2 way GPS real-time personal location based services. Known for its game-changing and award-winning patented GPS Smart Shoe, its block buster Smartphone GPS Tracking App, and GPS SmartSole, GTX offers a robust enterprise GPS and cellular location platform that provides real-time tracking of the whereabouts of people, pets, vehicles and high valued assets.

Answering the “where is” question through a licensing business model and providing a complete end to end solution of hardware, middleware, apps, connectivity and professional services. GTX let’s you know where or how someone or something is at the touch of a button, GTX Corp also owns and operates LOCiMOBILE, Inc which develops applications for smart phones and tablets and Code Amber Alertag. The Company has an aggressive intellectual property strategy and owns an extensive portfolio of patents, patents pending, registered trade marks, copy rights and URL's.

Online: www.gtxcorp.com - www.facebook.com/gtxcorpcom - www.twitter.com/gtxcorp

Product and licensing e mail - info@gtxcorp.com or http://www.gtxcorp.com/about/licenseinquiry

Investor Relations ir@gtxcorp.com

GTX Corp does not warrant or represent that the unauthorized use of materials drawn form the content of this document will not infringe rights of third parties who are not owned or affiliated by GTX Corp. Further GTX Corp cannot be held responsible or liable for the unauthorized use of this document’s content by third parties unknown to the company.

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